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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

  Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                             AS OF APRIL 30TH 2014


FUND                             NAME OF PERSON        OWNERSHIP % OF SERIES


                            AS OF NOVEMBER 1ST 2013


FUND                              NAME OF PERSON          OWNERSHIP % OF SERIES
COLUMBIA GLOBAL INFRASTRUCTURE
  (FORMERLY RECOVERY &
  INFRASTRUCTURE)                 LPL FINANCIAL                   26.39%